Ex. 99.5
Unaudited Pro Forma Condensed Combined Financial Information
On July 17, 2025, Talen Energy Corporation (“TEC”, “Talen”, or the “Company”), through its wholly owned subsidiary, Talen Generation, LLC, entered into two purchase and sale agreements in contemplation of each other (collectively, the “Purchase Agreements”) with affiliates of Caithness Energy, L.L.C., pursuant to which we agreed to purchase the (i) the Freedom Energy Center, a 1,045 MW (summer rating) natural gas fired combined cycle generation plant located in Luzerne County, Pennsylvania (the “Freedom Acquisition”); and (ii) the Guernsey Power Station, a 1,836 MW (summer rating) natural gas fired combined cycle generation plant located in Guernsey County, Ohio (the “Guernsey Acquisition” and, together with the Freedom Acquisition, the “Acquisitions”). The aggregate purchase price for the Acquisitions was $3.8 billion, in each case as adjusted in accordance with the applicable Purchase Agreement.
On November 25, 2025 (the “Closing Date”), the Company consummated the Acquisitions and related transactions pursuant to the Purchase Agreements (the “Closing”) and acquired all of the issued and outstanding membership interests in (i) Moxie Freedom LLC, a Delaware limited liability company and (ii) Guernsey Power Holdings, LLC, a Delaware limited liability company (which owns 100% of the membership interests in Guernsey Power Station LLC, a Delaware limited liability company) (collectively, the “Acquired Entities”).
In connection with the Acquisitions, the Company completed the following financing transactions (“Financing Transactions”):
▪Unsecured Notes Issuances. In October 2025, issued in private offerings and each at par: (i) $1.4 billion in aggregate principal amount of unsecured notes due 2034 and (ii) $1.3 billion in aggregate principal amount of unsecured notes due 2036 (together, the “Unsecured Notes”). The proceeds of the Unsecured Notes were used, together with the net proceeds of the senior secured term loan B credit facility (as discussed below), to fund the Acquisitions.
▪Credit Facility Transactions. In November 2025, several financing transactions became effective concurrently with the Closing:
•TLB-3. Drew in full the $1.2 billion senior secured term loan B credit facility (the “TLB-3”), the proceeds of which, together with the proceeds from the unsecured notes, were used to fund the Acquisitions.
•Revolving Credit Facility (the “RCF”). Increased its existing RCF (including its revolving LC capacity) from $700 million to $900 million.
•Letter of Credit Facility (the “LCF”). Upsized its existing $900 million LCF to $1.1 billion and extended the maturity from December 2026 to December 2027.
The following unaudited pro forma condensed combined financial information of Talen, referred to in this section as the pro forma financial information, is presented to illustrate the effects of the Purchase Agreements and the related Financing Transactions, which are referred to in this section as the pro forma transactions. The unaudited pro forma condensed combined financial information includes an unaudited pro forma condensed combined balance sheet as of September 30, 2025, referred to herein as the pro forma balance sheet, unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 and unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, referred to herein as the pro forma income statements, and accompanying notes, referred to herein as the notes to the pro forma financial statements. The pro forma income statements give effect to the pro forma transactions, which for purposes of the pro forma financial information include the incurrence of approximately $3.8 billion (net of fees) of aggregate indebtedness under the Financing Transactions, as if they had occurred on January 1, 2024, the first day of Talen’s fiscal year ended December 31, 2024. The pro forma balance sheet gives effect to the pro forma transactions as if they had occurred on September 30, 2025.
The pro forma financial information is based on and should be read in conjunction with the following historical financial statements of Talen, Moxie Freedom LLC (“Freedom”) and Guernsey Power Holdings, LLC (“Guernsey”):
•Talen’s historical audited consolidated financial statements and related notes for the year ended December 31, 2024, included in Talen’s annual report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2025.
•Talen’s historical unaudited condensed consolidated financial statements and related notes for the three and nine months ended September 30, 2025, included in Talen’s quarterly report on Form 10-Q for the three and nine months ended September 30, 2025, filed with the SEC on November 5, 2025.
•Freedom’s historical audited financial statements and related notes for the year ended December 31, 2024, included in Talen’s current report on Form 8-K filed with the SEC on October 6, 2025.
•Freedom’s historical unaudited condensed financial statements and related notes for the three and nine months ended September 30, 2025, attached as Exhibits 99.2 to the Form 8-K to which this unaudited pro forma condensed combined financial information is attached.

•Guernsey’s historical audited consolidated financial statements and related notes for the year ended December 31, 2024, included in Talen’s current report on Form 8-K filed with the SEC on October 6, 2025.
•Guernsey’s historical unaudited condensed consolidated financial statements and related notes for the three and nine months ended September 30, 2025, attached as Exhibits 99.4 to the Form 8-K to which this unaudited pro forma condensed combined financial information is attached.
The pro forma financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, referred to as GAAP, in accordance with Accounting Standards Codifications (ASC) 805, Business Combinations. Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets to be acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, with any excess purchase price allocated to goodwill. Talen has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the Closing Date of the Acquisitions based on Talen’s preliminary valuation of the tangible and intangible assets to be acquired and liabilities assumed in the Purchase Agreements using information currently available. Adjustments to the preliminary amounts may be made in subsequent periods, up to one year from the Closing Date, as information necessary to complete the analysis is obtained. The final valuation of assets acquired and liabilities assumed in the Acquisitions may be materially different than the estimated values assumed in the pro forma financial information.
In accordance with Article 11 of Regulation S-X, the pro forma financial information has been prepared for illustrative and informational purposes only and is not intended to represent what Talen’s results of operations or financial position would have been had the Acquisitions occurred on the dates indicated, or what they will be for any future periods or as of any future date. The pro forma financial information does not reflect the realization of any expected cost savings or other synergies or dis-synergies that may be realized as a result of the Acquisitions.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of September 30, 2025

(Millions of Dollars, except share data)	Historical Talen Energy Corporation	Historical Acquired Entities as Reclassified (a)	Acquisition Accounting Adjustments		Other Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$497	$2	$(3,840)	4(a)	$3,828	5(a)	$487
Restricted cash and cash equivalents	—	83	—		—		83
Accounts receivable	180	44	—		—		224
Inventory, net	263	5	—		—		268
Derivative instruments	45	17	(16)	4(d)	—		46
Other current assets	63	4	—		—		67
Total current assets	1,048	155	(3,856)		3,828		1,175
Property, plant and equipment, net	3,075	2,029	2,421	4(e)	—		7,525
Nuclear decommissioning trust funds	1,870	—	—		—		1,870
Derivative instruments	1	12	(12)	4(d)	—		1
Other noncurrent assets	103	—	—		—		103
Total Assets	$6,097	$2,196	$(1,447)		$3,828		$10,674

Liabilities and Equity
Long-term debt, due within one year	$17	$60	$(60)	4(b)	$—		$17
Accrued interest	53	—	—		—		53
Accounts payable and other accrued liabilities	192	40	34	4(f)	—		266
Derivative instruments	44	31	—		—		75
Other current liabilities	151	—	—		—		151
Total current liabilities	457	131	(26)		—		562
Long-term debt	2,969	1,068	(1,068)	4(b)	3,828	5(a)	6,797
Derivative instruments	37	7	(1)	4(d)	—		43
Contract liabilities	—	—	667	4(g)	—		667
Postretirement benefit obligations	243	—	—		—		243
Asset retirement obligations and accrued environmental costs	477	—	—		—		477
Deferred income taxes	409	—	—		—		409
Other noncurrent liabilities	36	5	—		—		41
Total Liabilities	$4,628	$1,211	$(428)		$3,828		$9,239

Stockholders' Equity
Common stock ($0.001 par value 350,000,000 shares authorized) (b)	$—	$—	$—	4(h)	$—		$—
Additional paid-in capital	1,726	985	(985)	4(h)	—		1,726
Accumulated retained earnings (deficit)	(249)	—	(34)	4(f)	—		(283)
Accumulated other comprehensive income (loss)	(8)	—	—		—		(8)
Total Stockholders' Equity	$1,469	$985	$(1,019)		$—		$1,435
Total Liabilities and Stockholders' Equity	$6,097	$2,196	$(1,447)		$3,828		$10,674
__________________
(a)See Note 3 to the Unaudited Pro Forma Financial Information.
(b)45,687,828 shares issued and outstanding as of September 30, 2025.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Nine Months Ended September 30, 2025

(Millions of Dollars, except share data)	Historical Talen Energy Corporation	Historical Acquired Entities as Reclassified (a)	Acquisition Accounting Adjustments		Other Accounting Adjustments		Pro Forma Combined
Capacity revenues	$303	$78	$—		$—		$381
Energy and other revenues	1,552	606	—		—		2,158
Unrealized gain (loss) on derivative instruments	(23)	—	—		—		(23)
Operating Revenues	1,832	684	—		—		2,516

Fuel and energy purchases	(677)	(355)	74	4(g)	—		(958)
Nuclear fuel amortization	(71)	—	—		—		(71)
Unrealized gain (loss) on derivative instruments	(31)	—	—		—		(31)
Energy Expenses	(779)	(355)	74		—		(1,060)

Operating Expenses
Operation, maintenance and development	(469)	(45)	5	4(c)	—		(509)
General and administrative	(113)	—	—		—		(113)
Depreciation, amortization and accretion	(205)	(56)	56	4(i)	—		(295)
			(90)	4(i)
Other operating income (expense), net	(43)	—	—		—		(43)
Operating Income (Loss)	223	228	45		—		496
Nuclear decommissioning trust funds gain (loss), net	149	—	—		—		149
Interest expense and other finance charges	(203)	(90)	83	4(j)	(184)	5(b)	(387)
			7	4(d)
Gain (loss) on sale of assets, net	36	—	—		—		36
Other non-operating income (expense), net	9	—	—		—		9
Income (Loss) Before Income Taxes	214	138	135		(184)		303
Income tax benefit (expense)	(70)	—	(57)	4(k)	39	5(d)	(88)
Net Income (Loss) Attributable to Stockholders	$144	$138	$78		$(145)		$215

Per Common Share (b)
Net Income (Loss) Attributable to Stockholders - Basic	$3.15						$4.71
Net Income (Loss) Attributable to Stockholders - Diluted	$2.96						$4.42
Weighted-Average Number of Common Shares Outstanding - Basic (in thousands)	45,694						45,694
Weighted-Average Number of Common Shares Outstanding - Diluted (in thousands)	48,588						48,588
__________________
(a)See Note 3 to the Unaudited Pro Forma Financial Information.
(b)See note 4(l) to the Unaudited Pro Forma Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2024

(Millions of Dollars, except share data)	Historical Talen Energy Corporation	Historical Acquired Entities as Reclassified (a)	Acquisition Accounting Adjustments		Other Accounting Adjustments		Pro Forma Combined
Capacity revenues	$192	$35	$—		$—		$227
Energy and other revenues	1,881	594	—		—		2,475
Unrealized gain (loss) on derivative instruments	42	(40)	—		—		2
Operating Revenues	2,115	589	—		—		2,704

Fuel and energy purchases	(694)	(331)	96	4(g)	—		(929)
Nuclear fuel amortization	(123)	—	—		—		(123)
Unrealized gain (loss) on derivative instruments	20	—	—		—		20
Energy Expenses	(797)	(331)	96		—		(1,032)

Operating Expenses
Operation, maintenance and development	(592)	(64)	7	4(c)	—		(649)
General and administrative	(163)	—	—		—		(163)
Depreciation, amortization and accretion	(298)	(76)	76	4(i)	—		(419)
			(121)	4(i)	—
Impairments	(1)	—	—		—		(1)
Other operating income (expense), net	(38)	—	(34)	4(f)	—		(72)
Operating Income (Loss)	226	118	24		—		368
Nuclear decommissioning trust funds gain (loss), net	178	—	—		—		178
Interest expense and other finance charges	(238)	(101)	128	4(j)	(246)	5(b)	(503)
			(27)	4(d)	(19)	5(c)
Gain (loss) on sale of assets, net	884	—	—		—		884
Other non-operating income (expense), net	61	1	—		—		62
Income (Loss) Before Income Taxes	1,111	18	125		(265)		989
Income tax benefit (expense)	(98)	—	(30)	4(k)	56	5(d)	(72)
Net Income (Loss)	$1,013	$18	$95		$(209)		$917
Less: Net income (loss) attributable to noncontrolling interest	15	—	—		—		15
Net Income (Loss) Attributable to Stockholders	$998	$18	$95		$(209)		$902

Per Common Share (b)
Net Income (Loss) Attributable to Stockholders - Basic	$18.40						$16.63
Net Income (Loss) Attributable to Stockholders - Diluted	$17.67						$15.97
Weighted-Average Number of Common Shares Outstanding - Basic (in thousands)	54,254						54,254
Weighted-Average Number of Common Shares Outstanding - Diluted (in thousands)	56,486						56,486
__________________
(a)See Note 3 to the Unaudited Pro Forma Financial Information.
(b)See note 4(l) to the Unaudited Pro Forma Financial Information.

Notes to the Unaudited Pro Forma Financial Information
1.Basis of Presentation
The pro forma financial information has been prepared in accordance with Article 11 of SEC Regulation S-X. The Acquisitions are being accounted for as a business combination using the acquisition method of accounting under U.S. GAAP, in accordance with the provisions of ASC 805, Business Combinations, which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. ASC 820, Fair Value Measurements, defines the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates based on the same facts and circumstances.
Talen has completed preliminary detailed valuation studies necessary to determine the fair value of the Freedom and Guernsey assets to be acquired and liabilities to be assumed and the related allocations of purchase price. Therefore, the allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management's preliminary estimates of the fair value of the assets acquired and liabilities assumed. The final allocation of the purchase price will be completed following the Closing Date as information necessary to complete the analysis is obtained. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the pro forma financial information and Talen’s future results of operations and financial position. There can be no assurance that such final allocation of the purchase price will not result in material changes.
The historical financial statements of Freedom and Guernsey (together, the “Acquired Entities”), and TEC were each prepared in accordance with U.S. GAAP. As discussed in Note 3, certain reclassifications have been made to align Talen and the Acquired Entities’ financial statement presentations for purposes of preparing the pro forma financial information. However, the Company believes it has identified all material adjustments necessary to conform the Acquired Entities’ accounting policies to those of Talen. Subsequent to the Closing Date, as more information to complete the analysis is obtained, Talen will perform additional assessment on accounting policies as required. As a result of such assessments, Talen may identify differences between the accounting policies of the companies, requiring conforming adjustments which could have a material impact on the pro forma financial information.
There were no material intercompany transactions or balances between Talen and the Acquired Entities as of and for the nine months ended September 30, 2025, and for the year ended December 31, 2024. Dollars are in millions, unless otherwise noted.
2.Preliminary Purchase Price Allocation
The table below represents the consideration transferred to acquire Freedom and Guernsey. The historical long-term debt of the Acquired Entities is not part of the net assets to be acquired by Talen, and as such is not included as part of consideration transferred.

	Freedom	Guernsey	Total
Base purchase price	$1,473	$2,367	$3,840
Total consideration transferred			$3,840
Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Freedom and Guernsey are measured and recognized at fair value. The allocation is dependent upon certain valuations and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to change as additional information becomes available and detailed analyses and final valuation are completed, and any such changes could be material.
The table below represents a preliminary allocation of the consideration transferred to acquire Freedom and Guernsey’s identified tangible and intangible assets acquired and liabilities assumed based on preliminary estimated fair values as of the Closing Date.

The preliminary purchase price allocation is as follows:

	Estimated Fair Value
Preliminary purchase price allocation	Freedom	Guernsey	Total
Assets acquired:
Cash and cash equivalents	$22	$63	$85
Accounts receivable	14	30	44
Inventory	4	1	5
Derivative instruments, current	1	—	1
Other current assets	1	3	4
Property, plant, and equipment, net	1,514	2,936	4,450
Total assets acquired	$1,556	$3,033	$4,589

Liabilities assumed:
Accounts payable and other accrued liabilities	$13	$27	$40
Derivative instruments, current	9	22	31
Derivative instruments, noncurrent	2	4	6
Contract liabilities	59	608	667
Other noncurrent liabilities	—	5	5
Total liabilities assumed	$83	$666	$749
Net assets	$1,473	$2,367	$3,840
3.Reclassification Adjustments
The historical consolidated financial statements of Freedom and Guernsey are prepared in accordance with U.S. GAAP. In connection with the preparation of the pro forma financial information, the Company performed a preliminary analysis on the financial information associated with each Freedom and Guernsey to identify accounting policy and financial statement presentation differences between the Company and Freedom and Guernsey. At the time of the preparation of the pro forma financial information, Talen believes it has identified all material adjustments necessary to conform Freedom’s and Guernsey’s accounting and financial statement presentation policies to Talen’s. The adjustments described below represent Talen’s best estimates based upon the information currently available to Talen and could be subject to change once more detailed information is available.

The following table presents a summary of reclassification adjustments made to present Freedom and Guernsey’s condensed consolidated balance sheets as of September 30, 2025 in conformity with that of Talen:

Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Historical Freedom Before Reclassification	Historical Guernsey Before Reclassification	Total Reclassifications		Historical Acquired Entities as Reclassified
Assets
Cash and cash equivalents	$1	$1	$—		$2
Restricted cash and cash equivalents	21	62	—		83
Accounts receivable	14	30	—		44
Inventory, net	4	—	1	(a)	5
Derivative instruments	1	16	—		17
Other current assets	1	4	(1)	(a)	4
Total Current Assets	42	113	—		155
Property, plant, and equipment, net	607	1,344	32	(b)	2,029
			46	(c)
Derivative instruments	—	12	—		12
Land	9	23	(32)	(b)	—
Other noncurrent assets	24	22	(46)	(c)	—
Total Assets	$682	$1,514	$—		$2,196

Liabilities and Equity
Long-term debt, due within one year	$4	$56	$—		$60
Accounts payable and other accrued liabilities	13	27	—		40
Derivative instruments	9	22	—		31
Total Current Liabilities	26	105	—		131
Long-term debt	335	733	—		1,068
Derivative instruments	3	4	—		7
Other noncurrent liabilities	—	5	—		5
Total Liabilities	$364	$847	$—		$1,211

Stockholders' Equity
Additional Paid in Capital	$318	$667	$—		$985
Total Stockholders' Equity	$318	$667	$—		$985
Total Liabilities and Equity	$682	$1,514	$—		$2,196
__________________
(a)Reclassification of Guernsey materials and supplies from “Other current assets" to "Inventory, net."
(b)Reclassification of land from “Land" to "Property, plant, and equipment, net" comprised of $9 million for Freedom and $23 million for Guernsey.
(c)Reclassification of certain spare parts inventory associated with long-term service agreements from “Other noncurrent assets” to “Property, plant, and equipment, net” comprised of $24 million for Freedom and $22 million for Guernsey.

The following table presents a summary of reclassification adjustments made to present Freedom and Guernsey’s condensed consolidated statements of operations for the nine months ended September 30, 2025 in conformity with that of Talen:

Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Historical Freedom Before Reclassification	Historical Guernsey Before Reclassification	Total Reclassifications		Total Accounting Policy Adjustment		Historical Acquired Entities as reclassified with aligned policies
Capacity revenues	$—	$—	$78	(a)	$—		$78
Energy and other revenues	247	437	(78)	(a)	—		606
Operating Revenues	247	437	—		—		684

Fuel and energy purchases	(120)	(242)	2	(b)	5	(e)	(355)
Energy Expenses	(120)	(242)	2		5		(355)

Operating Expenses
Operation, maintenance and development	(22)	(23)	(7)	(c)	9	(e)	(45)
			(2)	(b)	—
General and administrative	(3)	(4)	7	(c)	—		—
Depreciation, amortization and accretion	(20)	(36)	—		—		(56)
Operating Income (Loss)	82	132	—		14		228
Interest expense and other finance charges	(27)	(56)	(7)	(d)	—		(90)
Deferred financing cost amortization expense	(3)	(4)	7	(d)	—		—
Income (Loss) Before Income Taxes	$52	$72	$—		$14		$138
__________________
(a)Reclassification of capacity revenues from "Energy and other revenues” to "Capacity revenues" comprised of $32 million for Freedom and $46 million for Guernsey.
(b)Reclassification to present certain consumables from “Fuel and energy purchases” to "Operation, maintenance and development” comprised of $1 million for Freedom and $1 million for Guernsey.
(c)Reclassification of certain generation facility expenses from "General and administrative” to "Operation, maintenance and development" comprised of $3 million for Freedom and $4 million for Guernsey.
(d)Reclassification of deferred finance cost amortization expenses from "Deferred financing cost amortization expense" to "Interest expense and other finance charges" comprised of $3 million for Freedom and $4 million for Guernsey.
(e)Adjustment to capitalize certain long-term service agreement expenditures within "Property, plant, and equipment, net" in conformity with Talen’s accounting policies. Such amounts were comprised of $9 million for Freedom presented as "Operation, maintenance and development" and $5 million for Guernsey presented as "Fuel and energy purchases."

The following table presents a summary of reclassification adjustments made to present Freedom and Guernsey’s consolidated statements of operations for the year ended December 31, 2024 in conformity with that of Talen:

Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Historical Freedom Before Reclassification	Historical Guernsey Before Reclassification	Total Reclassifications		Total Accounting Policy Adjustment		Historical Acquired Entities as Reclassified with Aligned Policies
Capacity revenues	$—	$—	$35	(a)	$—		$35
Energy and other revenues	225	364	5	(a) (b)	—		594
Unrealized gain (loss) on derivative instruments	—	—	(40)	(b)	—		(40)
Operating Revenues	225	364	—		—		589

Fuel and energy purchases	(131)	(208)	1	(c)	7	(f)	(331)
Energy Expenses	(131)	(208)	1		7		(331)

Operating Expenses
Operation, maintenance and development	(26)	(39)	(1)	(c)	10	(f)	(64)
			(8)	(d)	—
General and administrative	(3)	(5)	8	(d)	—		—
Depreciation, amortization and accretion	(27)	(49)	—		—		(76)
Operating Income (Loss)	38	63	(1)		17		118
Interest expense and other finance charges	(32)	(60)	(9)	(e)	—		(101)
Deferred financing cost amortization expense	(4)	(5)	9	(e)	—		—
Other non-operating income (expense), net	—	1	—		—		1
Income (Loss) Before Income Taxes	$2	$(1)	$—		$17		$18
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(a)Reclassification of capacity revenues from "Energy and other revenues" to "Capacity revenues" comprised of $17 million for Freedom and $18 million for Guernsey.
(b)Reclassification of net unrealized mark-to-market gains and losses on commodity derivatives from "Energy and other revenues" to "Unrealized gain (loss) on derivative instruments" comprised of $14 million for Freedom and $26 million for Guernsey.
(c)Reclassification of certain Guernsey variable operating costs from “Fuel and energy purchases” to "Operation, maintenance and development."
(d)Reclassification of certain generation facility expenses from "General and administrative" to "Operation, maintenance and development" comprised of $3 million for Freedom and $5 million for Guernsey.
(e)Reclassification of deferred finance cost amortization expenses from "Deferred financing cost amortization expense" to "Interest expense and other finance charges" comprised of $4 million for Freedom and $5 million for Guernsey.
(f)Adjustment to capitalize certain long-term service agreement expenditures within "Property, plant, and equipment, net" in conformity with Talen’s accounting policies. Such amounts were comprised of $10 million for Freedom presented as "Operation, maintenance and development" and $7 million for Guernsey presented as “Fuel and energy purchases.”

4.Acquisition Pro Forma Adjustments and Assumptions
The acquisition and pro forma adjustments reflect:
(a)the cash consideration paid in connection with the Acquisitions. See Note 2.
(b)the elimination of Freedom’s and Guernsey’s historical debt as such debt agreements were not assumed under the Purchase Agreements.

	September 30, 2025
	Freedom	Guernsey	Total
Long-term debt, due within one year	$4	$56	$60
Long-term debt	335	733	1,068
(c)the elimination of costs associated with asset management service agreements between Freedom and Guernsey and their affiliate as such service agreements were not assumed under the Purchase Agreements.

	Nine Months Ended September 30, 2025			Year Ended December 31, 2024
	Freedom	Guernsey	Total	Freedom	Guernsey	Total
Asset management agreements	$2	$3	$5	$3	$4	$7
(d)adjustments to eliminate the carrying value and the net unrealized and realized gains and losses associated with interest rate swaps such agreements were not assumed by Talen under the Purchase Agreements.

	September 30, 2025
Derivative instruments	Freedom	Guernsey	Total
Current assets	$—	$16	$16
Non-current assets	—	12	12
Non-current liabilities	(1)	—	(1)

Interest rate swaps	Nine Months Ended September 30, 2025			Year Ended December 31, 2024
	Freedom	Guernsey	Total	Freedom	Guernsey	Total
Unrealized gain (loss) on derivative instruments	$(5)	$(21)	$(26)	$1	$(9)	$(8)
Interest expense and other finance charges	2	17	19	5	30	35
Total			$(7)			$27
(e)adjustments necessary to increase the historical carrying value of property, plant, and equipment acquired by Talen to fair value.

	September 30, 2025
Property, plant, and equipment, net	Freedom	Guernsey	Total
Fair value	$1,514	$2,936	$4,450
Less: Historical value	640	1,389	2,029
Step-up	$874	$1,547	$2,421
Useful lives and fair values assigned to the components of property, plant and equipment were:

		September 30, 2025
Property, plant and equipment, net	Estimated Useful Life (years)	Preliminary Fair Value
		Freedom	Guernsey	Total
Electric generation	33 - 38	$1,469	$2,895	$4,364
Construction work in progress	N/A	45	41	86
Total		$1,514	$2,936	$4,450
(f)the estimated acquisition-related transaction costs yet to be expensed or accrued in the historical financial statements through September 30, 2025, which include bank, advisory, legal, valuation, and other professional fees. The aggregate estimated acquisition-related transaction costs are $43 million with $9 million expensed to date resulting in a net pro forma adjustment of $34 million. Such amounts are equally attributable to Freedom and Guernsey, and will not affect the combined statement of operations beyond twelve months after the closing date of the Acquisitions.

(g)the recognition of: (i) certain natural gas supply contracts at fair value that were assumed by Talen under the Purchase Agreements, and (ii) the periodic amortization, which reduces the carrying value of these liabilities, that is expected to occur in future periods through contract expiry.
Freedom and Guernsey are each party to a long-term natural gas purchase agreement with third parties. Under the terms of the arrangements, the suppliers each provide a significant amount of the natural gas required to generate power at the facilities and expire in July 2028 for Freedom and February 2033 for Guernsey. The price paid for natural gas under each contract is variable based on changes to their respective market prices earned for electric generation. Accordingly, as the wholesale price of power at each facility increases or decreases, the price paid for fuel under the long-term contracts result in corresponding changes. As the acquired fuel supply arrangements meet executory contract accounting requirements, their acquisition fair values were measured as of the Closing Date and presented as long-term liability. Such liabilities are amortized as reductions to fuel expense through expiry. As the fair value of each fuel supply contract resulted in a Closing Date liability, it reflects favorable long term wholesale market power prices for electric generation at each facility.

Assumed fuel supply contracts (a)	Remaining Contact Term (years)	Preliminary Fair Value
		Freedom	Guernsey	Total
Acquired fuel supply contract liabilities	2 - 8	$59	$608	$667
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(a) Preliminary fair value as of the Closing Date.

Fuel supply contracts amortization	Nine Months Ended September 30, 2025			Year Ended December 31, 2024
	Freedom	Guernsey	Total	Freedom	Guernsey	Total
Fuel and energy purchases	$13	$61	$74	$16	$80	$96
(h)the elimination of the historical Freedom and Guernsey equity.
(i)the elimination of the historical Freedom and Guernsey depreciation of property, plant and equipment.

	Nine Months Ended September 30, 2025			Year Ended December 31, 2024
	Freedom	Guernsey	Total	Freedom	Guernsey	Total
Depreciation, amortization and accretion	$20	$36	$56	$27	$49	$76
the estimated periodic depreciation measured at the estimated fair value allocated to such assets.

Depreciation	Nine Months Ended September 30, 2025			Year Ended December 31, 2024
	Freedom	Guernsey	Total	Freedom	Guernsey	Total
Electric generation	$33	$57	$90	$45	$76	$121
(j)the elimination of the historical Freedom and Guernsey interest expense and debt financing costs as the debt agreements were not assumed under the Purchase Agreements.

Interest expense and other finance charges	Nine Months Ended September 30, 2025			Year Ended December 31, 2024
	Freedom	Guernsey	Total	Freedom	Guernsey	Total
Interest expense	$24	$52	$76	$38	$81	$119
Amortization of deferred financing costs	3	4	7	4	5	9
Total			$83			$128
(k)the adjustments to the income tax expense (benefit) related to the historical income (loss) before income taxes and the resulting pro forma acquisition adjustments, which were tax effected using a statutory rate of 21%.

(l)the effect of the cumulative pro forma acquisition adjustments on Talen’s ordinary shares and earnings per share:

Pro forma earnings per share	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Pro forma net income attributable to Talen	$215	$902

Basic:
Historical weighted average of Talen common shares outstanding (in thousands)	45,694	54,254
Pro forma earnings per share - basic	$4.71	$16.63

Diluted:
Historical weighted average of Talen common shares outstanding (in thousands)	48,588	56,486
Pro forma earnings per share - diluted	$4.42	$15.97
5.Other Accounting Pro Forma Adjustments and Assumptions
(a)The Financing Transactions consummated by Talen to complete the Acquisitions are presented as long-term debt, net of deferred finance costs.

	September 30, 2025
Long-term debt	Interest Rate (a)	Long-Term Debt	Fees (b)	Total (Net of Debt)
New TLB-3	5.67%	$1,200	$23	$1,177
New Unsecured Notes due 2034	6.25%	1,400	20	1,380
New Unsecured Notes due 2036	6.50%	1,290	19	1,271
Pro forma adjustment to long-term debt		$3,890	$62	$3,828
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(a) Representative interest rate as of the Closing Date.
(b) Deferred finance costs and original issue discounts.
(b)The Financing Transactions consummated by Talen to complete the Acquisitions reflect a pro forma adjustment to interest expense utilizing the interest rates presented in 5(a) above. Additionally, it is assumed that borrowings occur on January 1, 2024 and remain outstanding throughout the periods presented.

Interest expense	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Interest expense associated with Financing Transactions	$179	$239
Amortization of new deferred finance costs and original issue discounts	5	7
Pro forma adjustment to interest expense	$184	$246

The following table represents the effect on pro forma interest expense from the results of a hypothetical change to assumed interest rates on variable interest debt (the new TLB-3).

Increase (decrease) in interest expense	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
0.125% increase in interest rate	$1	$2
0.125% decrease in interest rate	(2)	(3)
(c)As a result of consummating the Financing Transactions, Talen terminated a bridge loan commitment. Such adjustment reflects the write-off of the remaining $19 million of unamortized commitment fees associated with such commitment.
(d)Represents the pro forma adjustments to income tax expense (benefit) related to the income (loss) before income taxes resulting from the other accounting pro forma adjustments at an estimated statutory rate of 21%.